UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2021 (October 31, 2021)

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	UEPS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Sale of Shares Agreement

On October 31, 2021, Net 1 UEPS Technologies, Inc. ("Net1"), entered into a Sale of Shares Agreement (the "Sale Agreement") with Net1 Applied Technologies South Africa Proprietary Limited ("Net1 SA"), the Sellers (as defined in the Sale Agreement), Cash Connect Management Solutions Proprietary Limited ("CCMS"), Ovobix (RF) Proprietary Limited ("Ovobix"), Luxiano 227 Proprietary Limited ("Luxiano") and K2021477132 (South Africa) Proprietary Limited ("K2021" and together with CCMS, Ovobix and Luxiano, the "Target Companies"). Pursuant to the Sale Agreement and subject to its terms and conditions, Net1, through its subsidiary, Net1 SA, agreed to acquire, and the Sellers agreed to sell, all of the outstanding equity interests and certain claims in the Target Companies. Net1 has guaranteed the performance of Net1 SA's obligations under the Sale Agreement.

Subject to the terms and conditions set forth in the Sale Agreement, at the closing of the transaction, the Sellers shall receive consideration of ZAR 3,683,559,419, after deducting an aggregate amount of ZAR 175,860,000 representing awards to the Management Beneficiaries (as defined and described further below), subject to certain adjustments. The ZAR 3,683,559,419 includes three tranches of common shares of Net1 to be issued on each of the first, second and third anniversaries of the closing, with each tranche calculated based on the quotient of ZAR 116,666,666 (determined with reference to the USD/ZAR exchange rate as of the closing date) divided by $7.50 and the first tranche being subject to downward adjustment in the event of an Actual EBITDA Shortfall (as defined in the Sale Agreement). The Sale Agreement also includes a purchase price escalator that is intended to reflect an assumed increase in  Enterprise Value (as defined in the Sale Agreement) from March 1, 2021, through closing at the rate of 3.05% per annum.

The Sale Agreement also provides for:

(i) awards to certain employees (the "Management Beneficiaries") under which Net1 will grant 1,250,486 shares of restricted stock to the Management Beneficiaries (calculated using a base of ZAR 138,660,000 divided by $1: ZAR 14.7842 and an issue price of $7.50 per share) under Net1's Amended and Restated 2015 Stock Incentive Plan ("Plan"), which will vest in three equal tranches on the first, second and third anniversaries of the closing;

(ii) awards under which Net1 will grant 1,250,486 restricted stock units under the Plan to Management Beneficiaries, which award is made as an equalization mechanism to maintain a return of $7.50 per share of restricted stock upon vesting. The conversion of restricted stock units to shares cannot exceed 50% under the terms of the award; and

(iii) cash bonus awards for certain of the Management Beneficiaries in an aggregate amount of ZAR 37,200,000.

The Sale Agreement includes customary covenants from the Sellers, including (i) to conduct the business in the ordinary course during the period between the execution of the Sale Agreement and the closing of the transactions contemplated thereby, and (ii) not to engage in certain kinds of transactions during such period.

The closing of the transaction is subject to customary closing conditions, including (i) approval from the competition authorities of South Africa, Namibia and Botswana, (ii) exchange control approval from the financial surveillance department of the South African Reserve Bank, and (iii) obtaining certain third-party consents. In addition, the closing of the transaction is subject to the entry into definitive agreements by Net1 SA for an aggregate of ZAR 2.35 billion in debt financing to be provided by Rand Merchant Bank and satisfying the conditions precedent for funding thereunder.

Net1 signed non-binding term sheets for a ZAR 2.35 billion ($154.4 million) debt package with Rand Merchant Bank. These include a credit enhancement mechanism of ZAR 350 million ($23.0 million), which will be provided by investment funds managed by Net1's largest shareholder, Value Capital Partners (Pty) Ltd, on commercially agreed terms, which include a contingent subscription for new shares.

If certain conditions related to Net1 SA's debt financing are not satisfied by their respective due dates for fulfilment for any reason, Net1 SA agreed to pay to the Sellers an amount of ZAR 50,000,000. If certain undertakings by the Sellers are not completed by their respective due dates for fulfilment for any reason and the Sale Agreement is terminated, the Seller responsible for such failure will pay to Net1 SA an amount of ZAR 50,000,000.

The Sale Agreement requires Net1 SA to arrange for warranty and indemnity insurance related to the transaction. The parties agreed that the Seller will pay the lesser of (i) 50% of the actual amount paid by Net1 SA as a once off premium under the insurance policy and (ii) ZAR 4,000,000. Net1 SA will not be entitled to make any claim against the Sellers in respect of a Warranty and Indemnity Claim (as defined in the Sale Agreement), it being agreed that the recourse of Net1 SA in respect of any Warranty and Indemnity Claim will be solely against the third party underwriter(s) under the insurance policy, except in regard to any Warranty and Indemnity Claim arising out of, or attributable to, a breach of Title Warranty or Capacity and Authority Warranty (as defined in the Sale Agreement), in respect of which no limitations of any nature whatsoever shall apply.

The Sale Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing of the transactions contemplated thereby.

On October 29, 2021, the USD/ZAR exchange rate was $1.00 / ZAR 15.22.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Sale Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of the parties thereto. The Sale Agreement is not intended to provide any other factual information about the parties thereto. The assertions embodied in those representations and warranties were made for purposes of the Sale Agreement among the parties thereto and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms thereof. In addition, such representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Sale Agreement as characterizations of the actual state of any facts. Investors should read the Sale Agreement with the other information that Net1 publicly files in reports and statements with the Securities and Exchange Commission.

Item 7.01 Other Events.

Attached as Exhibit 99.1 to this report is a press release dated November 31, 2021 issued by Net1 announcing entry into the Sale Agreement referred to in Item 1.01.

The information provided pursuant to this Item 7.01 is "furnished" and shall not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of the Company and can be identified by the use of words such as "may," "will," "should," "would," "will be," "will continue," "will likely result," "believe," "project," "expect," "anticipate," "intend," "estimate" and other comparable terms. These forward-looking statements include statements about future financial and operating results; benefits of the transaction to shareholders, employees and other stakeholders; potential synergies; the ability of the combined company to drive growth and expand customer relationships; the financing of the transaction and other statements regarding the transaction. Net1's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those expected, including but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the share purchase agreement relating to the proposed acquisition; (2) the ability to satisfy all conditions to completion of the proposed acquisition, including obtaining regulatory approvals; (3) unexpected costs, charges or expenses resulting from the transaction; (4) the disruption of management's attention from our ongoing business operations due to the proposed acquisition; (5) changes in the financial condition of the markets that the Connect Group serves; (6) risks associated with the Connect Group's product and service offerings or its results of operation including reduced cash settlements through Connect Group's vault infrastructure or higher cash losses, lower than expected growth in Connect Group's value added services, lower than expected levels of loan advances or higher credit losses and slower than expected growth in card transactions; (7) the challenges, risks and costs involved with integrating the operations of Connect Group with ours; and (8) our ability to realize the anticipated benefits of the proposed acquisition.

These forward-looking statements are also subject to other risks and uncertainties, including those more fully described in Net1's filings with the Securities and Exchange Commission. Net1 undertakes no obligation to revise any of these statements to reflect future events.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
No.
10.1	Sale of Shares Agreement, dated October 31, 2021, by and among Net1 Applied Technologies South Africa Proprietary Limited; Net1 UEPS Technologies, Inc.; Old Mutual Life Assurance Company (South Africa) Limited; Lirast (Mauritius) Company Limited; SIG International Investment (BVI) Limited; Aldgate International Limited; Ivan Michael Epstein; PFCC (BVI) Limited; PCF Investments (BVI) Limited; Ovobix (RF) Proprietary Limited; Luxanio 227 Proprietary Limited; Vista Capital Investments Proprietary Limited; Vista Treasury Proprietary Limited; K2021477132 (South Africa) Proprietary Limited; and Cash Connect Management Solutions Proprietary Limited.

99.1	Press release issued November 1, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.
Date: November 2, 2021	By: /s/ Alex M.R. Smith Name: Alex M.R. Smith Title: Chief Financial Officer